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                                                                     EXHIBIT 1.2


                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                             Dated: November 5, 1998

To: Greenwood Trust Company, as Seller under the Pooling and Servicing Agreement, as amended, dated as of October 1, 1993.

Re: Underwriting Agreement dated November 5, 1998

Title: Discover Card Master Trust I, Series 1998-7, Credit Card Pass-Through Certificates, Class A and Class B.

Initial Principal Amount of Certificates: $1,052,632,000

Series and Class Designation Schedule: Discover Card Master Trust I, Series 1998-7 $1,000,000,000 5.60% Class A Credit Card Pass-Through Certificates

Discover Card Master Trust I, Series 1998-7 $52,632,000 5.90% Class B Credit Card Pass-Through Certificates

Series Cut-Off Date: November 1, 1998

Certificate Rating:   Moody's Investors         Standard & Poor's
                        Service, Inc.           Ratings Services
Class A                    Aaa                         AAA
Class B                    A2                           A

Aggregate outstanding balance of Principal Receivables as of October 1, 1998:
$24,021,453,838.82.

Date of Series Supplement: November 12, 1998.

Certificate Rate:  Class A: 5.60% per annum; and Class B: 5.90% per annum

Terms of Sale: The purchase price for the Class A Certificates to the Underwriters will be 99.6875% of the aggregate principal amount of the Class A Certificates as of November 12, 1998. The Underwriters will offer the Class A Certificates to the public at a price equal to 99.9375% of the aggregate principal amount of the Class A Certificates.



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The purchase price for the Class B Certificates to the Underwriter of the Class
B Certificates will be $52,509,269.00, which purchase price includes any premium to be paid by the Underwriter of the Class B Certificates to Greenwood. The Underwriter of the Class B Certificates will offer the Class B Certificates from time to time for sale in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on November 12, 1998, or at such other time as may be agreed upon in writing.

     Notwithstanding anything in the Agreement or in this Terms Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 1998-7 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                                           Very truly yours,

                                           MORGAN STANLEY & CO. INCORPORATED
                                           As Representative of the
                                           Underwriters named in
                                           Schedule I hereto


                                           By: /s/ J. Douglas Van Ness
                                               -------------------------------
Accepted:

GREENWOOD TRUST COMPANY


By: /s/ John J. Coane
    ------------------------------

                                       2



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                                   SCHEDULE I

                                  UNDERWRITERS

$1,000,000,000 5.60% Class A Credit Card Pass-Through Certificates, Series
1998-7

                                                            Percentage
                                                            ----------
Morgan Stanley & Co. Incorporated                              20%
ABN AMRO Incorporated                                          20%
First Chicago Capital Markets, Inc.                            20%
NationsBanc Montgomery Securities LLC                          20%
SG Cowen Securities Corporation                                20%


$52,632,000 5.90% Class B Credit Card Pass-Through Certificates, Series 1998-7

                                                            Percentage
                                                            ----------
Morgan Stanley & Co. Incorporated                             100%